Exhibit 99.1

Digimarc Reports Second Quarter 2022 Financial Results

Beaverton, Ore. – August 3, 2022 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Results

Revenue for the second quarter of 2022 increased 23% to $7.7 million compared to $6.3 million in the second quarter of 2021. The increase in revenue primarily reflects the contribution of subscription and service revenue post acquisition from the EVRYTHNG Product Cloud and $0.6 million of higher service revenue from HolyGrail 2.0 recycling projects, partially offset by $0.3 million less subscription revenue as a result of sunsetting our Piracy Intelligence product. Changes in foreign currency exchange rates also negatively impacted revenue for the three month period ended June 30, 2022.

Gross profit for the second quarter of 2022 decreased 5% to $4.0 million compared to $4.2 million in the second quarter of 2021. The decrease in gross profit was primarily due to $1.1 million of amortization expense recognized on the developed technology intangible asset acquired in the EVRYTHNG acquisition, partially offset by higher subscription and service revenue.

Non-GAAP gross profit for the second quarter of 2022 increased 21% to $5.5 million compared to $4.6 million in the second quarter of 2021.

Operating expenses for the second quarter of 2022 decreased 4% to $18.9 million compared to $19.7 million in the second quarter of 2021. The decrease primarily reflects $7.5 million of costs recognized in the second quarter of 2021 associated with the Separation Agreement we entered into with our former chief executive officer in April 2021 and severance costs incurred with organizational changes we made in June 2021, partially offset by $4.2 million of EVRYTHNG operating expenses post acquisition and $2.5 million of higher compensation costs due to higher headcount and annual compensation adjustments.

Non-GAAP operating expenses for the second quarter of 2022 increased $2.4 million to $15.0 million compared to $12.6 million in the second quarter of 2021.

Net loss for the second quarter of 2022 was $14.6 million or $(0.75) loss per common share compared to $15.4 million or $(0.94) loss per common share in the second quarter of 2021.

Non-GAAP net loss for the second quarter of 2022 was $9.2 million or $(0.47) loss per common share compared to $8.0 million or $(0.49) loss per common share in the second quarter of 2021.

At June 30, 2022, cash, cash equivalents, marketable securities totaled $68.4 million compared to $41.6 million at December 31, 2021.

Conference call

Digimarc will hold a conference call today (Wednesday, August 3, 2022) to discuss these results and provide an update on market conditions and execution of strategy. CEO Riley McCormack, CFO Charles Beck and CLO Joel Meyer will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 877-407-0832
International Number: +1 201-689-8433
Conference ID: 13731423

If you have any difficulty connecting with the conference call, please contact Lara Burhenn.

Company contact:

Lara Burhenn

Director, Corporate Communications
Lara.Burhenn@digimarc.com

+1 503-469-4704

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a global leader in product digitization, delivering business value across industries through unique identifiers and cloud-based solutions. A trusted partner in deterring digital counterfeiting of global currency for more than 20 years, Digimarc illuminates a product's journey to provide intelligence and promote a prosperous, safer, and more sustainable world. With Digimarc, you can finally see everything. And when you see everything, you can achieve anything. For more information, visit us at digimarc.com.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2021, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, and Non-GAAP loss per common share (diluted). See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability.  Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Six Month Information
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Revenue:
Service	$4,503	$3,791	$8,123	$7,575
Subscription	3,244	2,487	7,035	5,403
Total revenue	7,747	6,278	15,158	12,978
Cost of revenue:
Service (1)	1,744	1,515	3,575	3,085
Subscription (1)	886	534	1,928	1,325
Amortization expense on acquired intangible assets	1,120	—	2,314	—
Total cost of revenue	3,750	2,049	7,817	4,410
Gross profit
Service (1)	2,759	2,276	4,548	4,490
Subscription (1)	2,358	1,953	5,107	4,078
Amortization expense on acquired intangible assets	(1,120)	—	(2,314)	—
Total gross profit	3,997	4,229	7,341	8,568
Gross profit margin:
Total	52%	67%	48%	66%
Service (1)	61%	60%	56%	59%
Subscription (1)	73%	79%	73%	75%

Operating expenses:
Sales and marketing	8,073	6,277	16,018	11,218
Research, development and engineering	6,065	4,213	12,156	8,344
General and administrative	4,487	9,175	10,895	12,668
Amortization expense on acquired intangible assets	321	—	663	—
Impairment of lease right of use assets and leasehold improvements	—	—	574	—
Total operating expenses	18,946	19,665	40,306	32,230

Operating loss	(14,949)	(15,436)	(32,965)	(23,662)
Other income, net	93	18	89	28
Loss before income taxes	(14,856)	(15,418)	(32,876)	(23,634)
Benefit (provision) for income taxes	217	(4)	456	(10)
Net loss	$(14,639)	$(15,422)	$(32,420)	$(23,644)

Loss per common share:
Loss per common share — basic	$(0.75)	$(0.94)	$(1.76)	$(1.44)
Loss per common share — diluted	$(0.75)	$(0.94)	$(1.76)	$(1.44)
Weighted average common shares outstanding — basic	19,539	16,430	18,448	16,382
Weighted average common shares outstanding — diluted	19,539	16,430	18,448	16,382

(1) Cost of revenue, Gross profit and Gross profit margin for Service and Subscription excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Six Month Information
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
GAAP gross profit	$3,997	$4,229	$7,341	$8,568
Amortization of acquired intangible assets	1,120	—	2,314	—
Amortization and write-off of other intangible assets	144	144	285	286
Stock-based compensation	265	178	466	351
Non-GAAP gross profit	$5,526	$4,551	$10,406	$9,205
Non-GAAP gross profit margin	71%	72%	69%	71%

GAAP operating expenses	$18,946	$19,665	$40,306	$32,230
Depreciation and write-off of property and equipment	(330)	(354)	(720)	(717)
Amortization of acquired intangible assets	(321)	—	(663)	—
Amortization and write-off of other intangible assets	(29)	(24)	(59)	(59)
Amortization of lease right of use assets under operating leases	(249)	(122)	(520)	(240)
Stock-based compensation	(3,009)	(6,559)	(5,276)	(8,396)
Impairment of lease right of use assets and leasehold improvements	—	—	(574)	—
Acquisition-related expenses	(3)	—	(447)	—
Non-GAAP operating expenses	$15,005	$12,606	$32,047	$22,818

GAAP net loss	$(14,639)	$(15,422)	$(32,420)	$(23,644)
Total adjustments to gross profit	1,529	322	3,065	637
Total adjustments to operating expenses	3,941	7,059	8,259	9,412
Non-GAAP net loss	$(9,169)	$(8,041)	$(21,096)	$(13,595)

GAAP loss per common share (diluted)	$(0.75)	$(0.94)	$(1.76)	$(1.44)
Non-GAAP net loss	$(9,169)	$(8,041)	$(21,096)	$(13,595)
Non-GAAP loss per common share (diluted)	$(0.47)	$(0.49)	$(1.14)	$(0.83)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents (1)	$47,051	$13,789
Marketable securities (1)	21,339	19,537
Trade accounts receivable, net	5,870	6,368
Loan receivable from related party	—	2,001
Other current assets	4,655	2,316
Total current assets	78,915	44,011
Marketable securities (1)	—	8,292
Property and equipment, net	2,882	2,875
Intangibles, net	37,984	6,611
Goodwill	6,325	1,114
Lease right of use assets	5,476	1,300
Other assets	1,172	673
Total assets	$132,754	$64,876

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$7,549	$4,727
Deferred revenue	3,581	2,989
Total current liabilities	11,130	7,716
Long-term lease liabilities	6,120	1,028
Other long-term liabilities	225	752
Total liabilities	17,475	9,496

Shareholders' equity:
Preferred stock	50	50
Common stock	20	17
Additional paid-in capital	357,509	261,324
Accumulated deficit	(238,431)	(206,011)
Accumulated other comprehensive loss	(3,869)	—
Total shareholders' equity	115,279	55,380

Total liabilities and shareholders' equity	$132,754	$64,876

(1) Aggregate cash, cash equivalents, and marketable securities was $68,390 and $41,618 at June 30, 2022 and December 31, 2021, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six Month Information
	June 30,	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(32,420)	$(23,644)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	720	717
Amortization of acquired intangible assets	2,977	—
Amortization and write-off of other intangible assets	344	345
Amortization of lease right of use assets under operating leases	520	240
Amortization of net premiums (discounts) on marketable securities	—	(498)
Stock-based compensation	5,742	8,747
Impairment of lease right of use assets and leasehold improvements	574	—
Changes in operating assets and liabilities:
Trade accounts receivable	1,776	(950)
Other current assets	(600)	392
Other assets	(568)	(19)
Accounts payable and other accrued liabilities	(2,881)	1,859
Deferred revenue	(1,043)	(331)
Lease liability and other long-term liabilities	(808)	656
Net cash used in operating activities	(25,667)	(12,486)

Cash flows from investing activities:
Net cash paid for acquisition	(3,512)	—
Purchase of property and equipment	(716)	(569)
Capitalized patent costs	(271)	(290)
Proceeds from maturities of marketable securities	11,148	49,722
Purchases of marketable securities	(4,908)	(30,941)
Net cash provided by investing activities	1,741	17,922

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	58,220	—
Purchase of common stock	(974)	(3,774)
Loan repayment	(17)	—
Net cash provided by (used in) financing activities	57,229	(3,774)
Effect of exchange rate on cash	(41)	—
Net increase in cash and cash equivalents (2)	$33,262	$1,662

Cash, cash equivalents and marketable securities at beginning of period	41,618	77,728
Cash, cash equivalents and marketable securities at end of period	68,390	61,107
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$26,772	$(16,621)

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